Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


      The following is a listing of the subsidiaries of the Registrant:


                                                           Jurisdiction of
                                                             Organization
                                                             ------------
  Energetics Incorporated                  	               Maryland

  VSE Services International, Inc.			       Delaware